CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Fourth Amendment to the

Network Build and Maintenance Agreement

Between

AT&T Mobility, LLC

and

Commnet Wireless, LLC

This Fourth Amendment to the Network Build and Maintenance Agreement (“Fourth Amendment”) is entered into as of the 21st day of December, 2023 and is effective as of the 30th day of September, 2023 (the “Effective Date”) by and between Commnet Wireless, LLC, a Delaware limited liability company, on behalf of itself and its Affiliates (collectively and hereinafter referred to as “Vendor”), and AT&T Mobility, LLC, a limited liability company organized under the laws of Delaware (“AT&T Mobility”).  Each of Carrier and AT&T Mobility may be referred to in the singular as “Party” or in the plural as “Parties.”

Background

WHEREAS, the Parties entered into a Network Build and Maintenance Agreement dated as of July 31, 2019 (together, with all attachments, addendum, exhibits, schedules and amendments, the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms set forth in this Third Amendment; and

NOW, THEREFORE, in consideration of these covenants, and for other good and valuable consideration, and intending to be legally bound, the Parties agree as follows:

1.Capitalized Terms: All capitalized terms used herein shall have the same meanings ascribed to them in the Agreement, unless otherwise expressly defined in this Amendment.

2.	Amendment to the Agreement. AT&T hereby agrees to permit Vendor to utilize such space as necessary within [***] on each of the Cell Sites as may be reasonably necessary for Vendor to install, operate in the ordinary course to support Vendor’s obligations hereunder and pursuant to the CBSH Addendum, maintain and access Vendor’s transport and microwave (MW) Routers [***], and necessary -48V dual power feed for the associated equipment. AT&T hereby agrees to allow Vendor’s use of such space for the CBSH Routers and microwave equipment for the duration of AT&T’s leasehold on each of the Cell Sites. Vendor hereby acknowledges and agrees to procure its own insurance to cover any damage [***].

3.	Amendment to Schedule 1: Cell Sites. The Parties have agreed to amend the amount of Cell Sites within the Build Addendum. The revised Cell Site count will be [***] Cell Sites as identified in Schedule 1: Cell Sites Revised. The Cell Sites omitted from the Build Addendum are listed hereto:

[***]

The Cell Sites omitted from the Build Addendum that the parties have agreed to list in a separate Strategic Build and Network Share Agreement are listed hereto:

[***]

4.	Amendment to Addendum 2: Maintenance (the “Maintenance Addendum”) The Parties have agreed to amend the amount of Cell Sites within the Maintenance Addendum. The revised Cell Site count will be [***] Cell Sites identified in Schedule B: Maintenance Addendum Cell Sites Revised. The Cell Sites omitted from the Maintenance Addendum are listed hereto:

[***]

The Cell Sites omitted from the Maintenance Addendum that the parties have agreed to list in a separate Strategic Build and Network Share Agreement are listed hereto:

[***]

The Cell Sites added to the Maintenance Addendum, for which Vendor shall be paid in accordance with the maintenance fee schedule in the Network Build Maintenance Agreement, are listed hereto:

[***]

2.Addendum 1: Network Build and Structured Payments, Section 2 is hereby deleted and replaced in its entirety as follows:

The term of this Build Addendum shall commence as of the Effective Date of the Agreement and, unless earlier terminated earlier pursuant to the terms of the Agreement or this Build Addendum, shall continue in full force and effect until the date of payment of the last Structured Payment under this Agreement (the “Build Addendum Term”).

3.Amendment to the Agreement: Maintenance Addendum: Section 2: Term. The first sentence of Section 2: Term of the Maintenance Addendum is hereby amended and restated in its entirety as follows:

The initial term of this Maintenance Addendum shall commence following Location Acceptance of a Cell Site and, unless earlier terminated pursuant to the terms of the Agreement or this Maintenance Addendum, shall continue in full force and effect through December 31, 2031.

4.Amendment to the Agreement: Schedule 4: Build Out Plan shall be deleted in its entirety and replaced with the attached hereto.

5.Amendment to the Agreement: Schedule 5: Milestones to the Build Addendum. Schedule 5: Milestones, attached to the Build Addendum, shall be deleted in its entirety and replaced with the attached hereto.

6.Amendment to the Transport Agreement. The Parties hereby acknowledge and agree that the provision of backhaul transport to the  Cell Sites shall be governed by and subject to the terms and conditions set forth in the Transport Agreement in accordance with Section 8 of the Build Addendum.  Following Location Acceptance of a  Cell Site, Vendor will provide backhaul transport to such  Cell Site as described in the Transport Agreement, and the Circuit Service Term for each CSBH Circuit pursuant to the Transport Agreement shall be extended to December 31, 2031.
7.Cost Reimbursements.  Notwithstanding anything to the contrary set forth in the Agreement, the Parties hereby agree that AT&T shall make certain additional payments to Vendor as specified in this Amendment.  The following payments shall be in addition to, and not in lieu of, any Structured Payments payable by AT&T under the Agreement. AT&T hereby agrees to reimburse Vendor as a one-time payment for certain equipment, costs and expenses associated with the following line items as set forth and identified in the chart below:

[***]

AT&T hereby acknowledges and agrees that the costs with respect to the items listed in the table above are estimates, and that Vendor is obtaining verification of final costs that will be submitted with an invoice and back-up documentation for all charges. Within thirty (30) days of the Fourth Amendment Effective Date, Vendor shall submit to AT&T an invoice and reasonable supporting documentation for the final costs associated with such amounts. AT&T shall pay to Vendor an amount equal to [***] no later than sixty (60) days after receipt of such invoice. In the event that such amounts exceed those set forth above, AT&T and Vendor shall work together to discuss such additional amounts and AT&T shall pay to Vendor all such additional amounts no later than sixty (60) days after receipt of such invoice. Following such payment, [***] shall become AT&T Provided Equipment under the terms of the Agreement.

5.	Except as expressly amended hereby, the Agreement shall remain in full force and effect. The Agreement is hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended by this Fourth Amendment. In the event of a conflict between the terms of the Agreement and this Fourth Amendment, the terms of this Fourth Amendment shall control.

6.	This Fourth Amendment may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Signatures delivered by facsimile or electronic mail shall be deemed original signatures.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Fourth Amendment as of the date first written above.

Commnet Wireless, LLCAT&T Mobility LLC

By AT&T Mobility Corporation, its manager

By: ___/s/ Scott Horne_________________By: __/s/ Kurt Dresch__________________

Name:  Scott Horne Name:   Kurt Dresch

Title:  CEO Title:  Director – Global Connections

Date: ___12/21/2023__________________Date: ____12/21/2023___________________